UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 26, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Karen Bunton, Ext. 1121


               Calpine Successfully Completes Consent Solicitation

     SAN JOSE, Calif. /PRNewswire-FirstCall/ April 26, 2004 -- Calpine Corporation (NYSE: CPN) has successfully completed its previously announced consent solicitation to effect certain amendments to the Indentures governing the following outstanding Calpine public debt securities:

     o  10-1/2% Senior Notes due 2006 (CUSIP 131347-AD-8)

     o  8-3/4% Senior Notes due 2007 (CUSIP 131347-AF-3)

     o  7-7/8% Senior Notes due 2008 (CUSIP 131347-AJ-5)

     o  7-5/8% Senior Notes due 2006 (CUSIP 131347-AL-0)

     o  7-3/4% Senior Notes due 2009 (CUSIP 131347-AM-8)

     The Indentures govern the Senior Notes issued by Calpine between 1996 and 1999. The purpose of the amendments is to conform certain of the covenants in these Indentures to comparable provisions in the Indentures and other financing instruments governing the nonconvertible debt issued by Calpine in 2003.

     Goldman, Sachs & Co. acted as the exclusive Solicitation Agent for the consent solicitation, and Bondholder Communications Group served as Information Agent.

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. The company is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.

                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  April 28, 2004